Exhibit 99.1

Pareteum Corporation Reports Financial Results For the Third Quarter Ended September 30, 2016

Cumulative Savings Related to Restructuring, Divestiture of Non-Core Assets and New Management, Position Company for Sustainable Growth

Analyst Conference Call Scheduled for November 15, 2016 at 11:00AM EST

NEW YORK, Nov. 14, 2016 /PRNewswire/ – Pareteum Corporation (NYSE MKT: TEUM) (“Pareteum” or the “Company”), a leading communications technology provider to global Mobile, MVNO, Enterprise and IoT markets, today announced financial results for the third quarter ended September 30, 2016.

Highlights for the third quarter 2016 include completion of the three phase restructuring, divestiture of the non-core asset, ValidSoft, reaffirmation of support from both our lead customer and our senior lender, approval from the shareholders for key measures needed to support the Company’s growth initiatives, and acceptance by the NYSE of the Company’s plan to regain compliance. Since the close of the quarter, we have announced our name change to Pareteum Corporation and appointed Vic Bozzo, the first Chief Executive Officer of Pareteum.

Through the end of the third quarter 2016, the Company has completed its three-phase restructuring program announced late in 2015, yielding cumulative annualized savings of approximately $10 million, which is primarily the result of headcount reductions from 265 full time equivalents (“FTEs”) to 82 FTEs at the end of the third quarter 2016. Commenting on the restructuring, Hal Turner, Executive Chairman said, “This has truly been a monumental task, over the past three quarters, to ‘right-size’ the Company, resulting in greater revenue per employee, improved productivity and increasing revenues during the second half of 2016 and beyond. This could not have been accomplished without the dedicated efforts and commitment of our employees around the globe and we are most appreciative of the patience and support from our stakeholders as we completed this vital restructuring. With our recent name change to Pareteum and our announcement of Vic’s appointment, we have fully established the new paradigm of focusing on the things that matter within which we will pursue our full potential through sales growth and clear definition of our target markets, including offering complete solutions within the mobility cloud platform.”

Mr. Turner continued, “We are looking forward to moving into a growth phase which demonstrates the Company’s full capability to provide relevant highly valued services in a rapidly expanding addressable market.”

Operational Highlights:

Improved Productivity:

Revenue to headcount metric increases over 200 percent from $47 thousand (Q4 2015) to $146 thousand (Q3 2016), reflecting both subscriber increases and headcount reductions. Programs initiated within Company’s largest customer to increase subscribers in their second digital brand and subscriber count has grown for six successive months. Cumulatively, and in support of its restructuring initiatives and growth prospects, the Company raised approximately $6 million in new equity-related capital ($3.5 million PIPE fully closed in March; and approximately $2.5 million in a preferred shares offering in the last sixty days), borrowed an additional $1.2 million and received $2 million from the divestiture of ValidSoft.

The senior lender Atalaya was repaid $2 million, and an additional $0.5 million was set aside as restricted cash. While the maturity date with the senior lender was changed to December 31, 2016, the strengthening financial position for the Company has improved the outlook for the lenders and all stakeholders.

Pareteum announced new Mobile Virtual Network Enterprise (MVNE) channel partnerships, establishing a framework for revenue growth, including a key strategic partnership with Expeto, a leading international provider of mobile networking software and services for both the Enterprise and Internet of Things (IoT) markets. The relationship has already produced a significant client win in the form of an enterprise Mobile Virtual Network Operator (MVNO) customer, which is providing a new “brand focused” MVNO with unique services. This new MVNO customer will proceed with the global deployment of consumer-branded mobile networks, handsets and exclusive content with network services delivered through our existing global roaming access partners who are currently running on the Pareteum platform. This is a remarkable achievement in the MVNO and MVNE space as it transforms the delivery of our services in a new paradigm. Further, our recent Cleartech strategic partnership announcement positions Pareteum to capitalize on a large and growing Brazilian MVNE marketplace, which we expect will drive future revenue opportunities.

Addressing the commercial developments in the quarter, Vic Bozzo, CEO, noted, “Pareteum has achieved six straight months of subscriber growth in Europe all while enhancing service quality. We have identified and are in the process of onboarding a seasoned sales force who will rapidly drive our growth.”

Financial Highlights for the Third Quarter 2016:

•	Revenue for the third quarter and nine months year-to-date 2016 totaled $3.2 million and $9.7 million, respectively; compared with $3.5 million and $27.7 million, for the same periods the year prior, respectively. The decrease for the quarter was attributable to a decline in non-core revenues as the Company tightened its market focus during restructuring. The decrease for nine months year-to-date was primarily attributable to the loss of the Iusacell contract, including the full release of deferred revenue of $11.6 million in 2015 as well as compensation paid by Iusacell in June 2015 for the termination of the contract. Excluding the impact of Iusacell for 2015, third quarter and nine month year-to-date revenues declined 9 and 13 percent year-over-year from $3.5 million to $3.2 million and $11.2 million to $9.7 million, respectively.

•	Cost of service for the third quarter 2016 totaled $0.9 million compared with $1.4 million for the same period the prior year.

•	Total operating expenses for the third quarter were $4.2 million, flat with same period the prior year. Excluding non-recurring workforce reduction costs of $0.6 million in the third quarter 2016 and taking into consideration the reduction of capitalized expenses of $1.2 million, combined operating expenses and capital expenditures declined 31 percent.

•	Significant workforce reductions during and just after the end of the quarter will be fully reflected in fourth quarter 2016 results.

•	Net loss for the third quarter 2016 totaled $13.0 million compared with net loss of $4.2 million for the same period the year prior mainly attributable to impairment of goodwill and other assets, the loss on the sale of subsidiary, interest expense related to debt discount, derivative liabilities and restructuring costs.

•	Total headcount as of September 30, 2016 was 82 compared with 253 as of December 31, of 2015, and 265 as of September 30, 2015. The full effects of the restructuring will be reflected in the fourth quarter 2016 with headcount of approximately 65 upon transition to Pareteum and the new growth initiatives.

•	At the end of the third quarter 2016, revenue per employee was approximately $146 thousand, up from approximately $47 thousand at the end of the fourth quarter 2015, primarily due to the reduction in headcount.

•	Workforce reduction expenses, primarily related to employee severances and asset write-offs totaled $0.6 million for the third quarter of 2016. For the period from November 30, 2015 to September 30, 2016, total workforce reduction expenses totaled $2.7 million.

•	Cumulative annualized savings generated since November 30, 2015 related primarily to workforce reduction, are approximately $10 million.

Mr. Turner continued: “We are grateful for all the efforts from our team and are pleased with our significant accomplishments to date and have established the foundation for sustainable growth. We are looking forward to continuing our progress based upon our market leading technologies and services.”

Preliminary 2017 Guidance

Under the context of a forward-looking statement, primarily on the strength of anticipated subscriber growth, the Company is expecting revenue growth of 25 percent for 2017 over annualized fourth quarter 2016 projected revenues of approximately $3 million. With its current cost structure, post restructuring and divestiture of ValidSoft, positive EBITDA is projected for the full year 2017.

Conference Call Information:

Date: Tuesday, November 15, 2016

Time: 11:00 a.m. ET

Domestic Dial-in Number: 1 (888) 428-9473

International Dial-in Number: 1 (719) 457-2652

Live webcast: http://public.viavid.com/player/index.php?id=121961

All interested participants should dial in approximately 5 to 10 minutes prior to the 11:00 a.m. ET conference call and an operator will register your name and organization.

A replay of the call will be available approximately one hour after the end of the call through November 15, 2017, and can be accessed via Pareteum’s website (www.paretuem.com) or http://public.viavid.com/player/index.php?id=121961

About Pareteum Corporation:

Pareteum Corporation, and its subsidiaries (also referred to as “Pareteum”, and “the Company”) provide a complete mobility cloud platform, utilizing messaging and security capabilities for the global Mobile, MVNO, Enterprise and IoT markets. For more information please visit: www.pareteum.com.

Forward-Looking Statements:

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Pareteum’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Pareteum.

Investor Relations Contacts:

Steve Gersten

(813)-926-8920

sgersten@tampabay.rr.com

Scott Gordon

CoreIR

(631)-703-4900

scottg@coreir.com

PARETEUM CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
	2016	2015
ASSETS

CURRENT ASSETS

Cash and cash equivalents	$977,106	$369,250
Financing receivable	-	272,425
Restricted cash	751,125	246,151
Accounts receivable, net of an allowance for doubtful accounts of $0 at September 30, 2016 and $269,608 at December 31, 2015	633,322	1,112,032
Prepaid expenses and other current assets	1,102,532	2,016,236
Total current assets	3,464,085	4,016,094

NON-CURRENT ASSETS

OTHER ASSETS	1,174,990	473,893

PROPERTY AND EQUIPMENT, NET	10,625,429	13,051,375

INTANGIBLE ASSETS, NET	-	258,630

ASSETS HELD FOR SALE	-	4,564,972

GOODWILL	-	3,027,422

TOTAL ASSETS	$15,264,504	$25,392,386

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

CURRENT LIABILITIES
Accounts payable and customer deposits	3,374,877	2,639,863
Obligations under capital leases (current portion)	37,232	310,403
Deferred Revenue	589,480	1,259,545
Accrued expenses and other payables	5,943,734	5,031,712
9% Unsecured Subordinated Convertible Promissory Note (current portion net of Debt Discount and Debt Issuance)	327,800	-
2014 10% + libor 3rd Party Loan (net of Debt Discount and Debt Issuance)	5,854,020	5,580,277
Total current liabilities	16,127,143	14,821,800

LONG TERM LIABILITIES
Derivative liabilities	3,337,077	945,618
Non-current portion of obligation under capital leases	-	5,621
Other long term liabilities	221,339	260,290
9% Unsecured Subordinated Convertible Promissory Note (net of Debt Discount and Debt Issuance)	903,054	238,829
Non-current portion of deferred revenue	1,081,139	1,066,687
Total long term liabilities	5,542,609	2,517,045

Total liabilities	21,669,752	17,338,845

Commitments and Contingencies (See Notes)	-	-

STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred Stock $0.00001 par value, 50,000,000 shares authorized, 149 issued and outstanding as of September 30, 2016	1,360,571	-
Common Stock $0.00001 par value, 500,000,000 shares authorized, 171,151,073 issued and outstanding as of September 30, 2016 and 161,376,387 shares issued and outstanding as of December 31, 2015	273,407,563	269,470,165
Accumulated other comprehensive loss	(5,368,884)	(5,789,975)
Accumulated deficit	(275,810,853)	(255,635,531)
Elephant Talk Communications, Corp. stockholders’ (deficit) equity	(6,411,603)	8,044,659

NON-CONTROLLING INTEREST	6,355	8,882
Total stockholders’ (deficit) equity	(6,405,248)	8,053,541

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$15,264,504	$25,392,386

PARETEUM CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE (LOSS) / INCOME

(UNAUDITED)

	Three months Ended September 30,		Nine months Ended September 30,
	2016	2015	2016	2015
REVENUES	$3,170,596	$3,485,624	$9,711,288	$27,743,023

COST AND OPERATING EXPENSES
Cost of service (excluding depreciation and amortization)	892,069	1,361,347	2,996,496	4,671,107
Product development	667,788	1,030,143	2,766,690	3,556,947
Sales and marketing	206,632	640,680	1,094,305	1,639,800
General and administrative	3,303,851	2,485,671	8,984,736	8,111,048
Depreciation and amortization of intangibles assets	1,108,553	1,781,478	3,320,104	5,272,659
Impairment for assets held and used	850,985	-	850,985	937,835
Impairment of goodwill	3,228,930	-	3,228,930	-
Loss on sale of assets	1,746,905	-	1,746,905	-
Total cost and operating expenses	12,005,713	7,299,319	24,989,151	24,189,396

(LOSS) INCOME FROM OPERATIONS	(8,835,117)	(3,813,695)	(15,277,863)	3,553,627

OTHER INCOME (EXPENSE)
Interest income	24,700	28,054	75,247	80,913
Interest expense	(253,509)	(280,182)	(856,281)	(1,203,348)
Interest expense related to debt discount and conversion feature	(2,319,679)	(125,086)	(2,932,823)	(592,737)
Changes in derivative liabilities	(735,902)	-	(75,966)	395,905
(Loss) / gain on Extinguishment of Debt	(443,426)	-	(443,426)	2,475,799
Other income and (expense), net	101,328	82,760	213,888	(953,258)
Amortization of deferred financing costs	(568,246)	(41,224)	(850,541)	(466,571)
Total other income (expense)	(4,194,734)	(335,678)	(4,869,902)	(263,297)

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(13,029,851)	(4,149,373)	(20,147,765)	3,290,330
provision for income taxes	8,450	6,964	27,557	49,922
NET (LOSS) / INCOME	(13,038,301)	(4,156,337)	(20,175,322)	3,240,408

OTHER COMPREHENSIVE INCOME / (LOSS)
Foreign currency translation gain / (loss)	425,354	(64,444)	421,091	(1,268,064)
COMPREHENSIVE (LOSS) / INCOME	$(12,612,947)	$(4,220,781)	$(19,754,231)	$1,972,344

Net (loss) income per common share and equivalents - basic	$(0.08)	$(0.03)	$(0.12)	$0.02

Net (loss) income per common share and equivalents - diluted	$(0.08)	$(0.03)	$(0.12)	$0.02

Weighted average shares outstanding during the period - basic	165,692,708	160,161,678	164,078,698	157,153,104

Weighted average shares outstanding during the period - diluted	165,692,708	160,161,678	164,078,698	158,340,437

PARETEUM CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) / income	$(20,175,322)	$3,240,408
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	3,320,104	5,272,659
Provision for doubtful accounts	-	-
Stock based compensation	2,102,440	2,521,424
Change in fair value of warrant liability	75,966	(395,905)
Amortization of deferred financing costs	850,541	466,571
Interest expense relating to debt discount and conversion feature	2,932,823	592,737
Other income and (expense), net	(213,888)	953,258
Loss/(Gain) on Extinguishment of Debt	443,426	(2,475,799)
Impairment for assets held and used	850,985	937,835
Impairment of goodwill	3,228,930	-
Loss on sale of assets	1,746,905	-
Changes in operating assets and liabilities:
Decrease in accounts receivable	786,606	5,299,888
Decrease in prepaid expenses, deposits and other assets	1,249,263	987,176
Increase in accounts payable and customer deposits	708,252	1,820,596
Decrease in deferred revenue	(709,896)	(9,007,259)
Increase (decrease) in accrued expenses and other payables	344,568	(1,188,561)
Net cash (used in) provided by operating activities	(2,458,297)	9,025,028

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,382,127)	(6,725,768)
Advance Purchase Payment on “Assets held for Sale”	450,000	-
Proceeds from sale of assets	2,000,000	-
Net cash provided by (used in) investing activities	1,067,873	(6,725,768)

CASH FLOWS FROM FINANCING ACTIVITIES:
Financing receivable	355,000	2,000,000
Exercise of warrants & options	-	5,861
Financing related fees	(1,427,967)	(150,668)
Principal payment on 2014 10% + libor 3rd Part Loan	(881,809)	(5,500,000)
Proceeds from 9% Unsecured Subordinated Convertible Promissory Note	2,273,000	-
Unsecured promissory note	350,000	-
Gross Proceed from Preferred A Shares issuance	1,490,000	-
Net cash provided by (used in) financing activities	2,158,224	(3,644,807)

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(159,944)	300,298
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	607,856	(1,045,249)
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	369,250	1,904,160
CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$977,106	$858,911

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for interest	$678,138	$1,136,021
Cash paid during the period for income taxes	-	14,771

NON-CASH INVESTING ACTIVITIES:

Note receivable from sale of assets	$1,000,000	$-